UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 24, 2024
Date of Report (date of earliest event reported)

S&T BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508		25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

800 Philadelphia Street	Indiana	PA	15701
(Address of Principal Executive Offices)			(Zip Code)
(800) 325-2265
Registrant's telephone number, including area code

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 24, 2024, the Board of Directors (the "Board") of S&T Bancorp, Inc. ("S&T") increased the number of directors from 11 to 12 and appointed Peter G. Gurt to serve on the Board, effective immediately. Mr. Gurt was also appointed as a director of S&T Bank, effective immediately. The Board determined that Mr. Gurt is independent in accordance with the director independence standards established by Nasdaq. He will serve as a member of the Compensation and Benefits Committee and Credit Risk Committee. He will be eligible to receive compensation for his Board service according to the recommendations of the Nominating and Corporate Governance Committee of the Board and the determination of the Board with respect to compensation for all non-employee directors. For his service on the board from July 24, 2024 through the next annual shareholder meeting in 2025, he will receive a prorated cash retainer of $58,333 and an equity grant valued at $41,667.
Mr. Gurt has served as president of Milton Hershey School since 2014. Prior to his role as president, he served in many leadership roles within the organization, including assistant to the president, vice president of administration, vice president of education and student life and senior vice president and chief operating officer. Mr. Gurt serves on the board of the Pennsylvania Association of Independent Schools and as the Chair of its Commission for Accreditation. Mr. Gurt holds a Master of Education from Pennsylvania State University and a bachelor's degree in Business Administration from Temple University.
There are no arrangements or understandings between Mr. Gurt and any other person pursuant to which Mr. Gurt was appointed to the Board. There are no other transactions to which S&T is a party in which Mr. Gurt has an interest that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. S&T issued a press release on July 25, 2024 regarding the appointment of Mr. Gurt to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
July 25, 2024	Mark Kochvar Senior Executive Vice President, Chief Financial Officer